                                                               EXHIBIT (A)(1)(D)

                               OFFER TO PURCHASE
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                          ENGINEERING ANIMATION, INC.
                                       AT

                          $13.75 NET PER SHARE IN CASH
                                       BY

                          UGS ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                           UNIGRAPHICS SOLUTIONS INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
      TIME, ON WEDNESDAY, OCTOBER 11, 2000, UNLESS THE OFFER IS EXTENDED.

                                                              September 13, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated September 13, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by UGS Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Unigraphics Solutions Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), including the related preferred stock purchase rights issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares") of Engineering Animation, Inc., a Delaware corporation (the "Company"), at a purchase price of $13.75 per Share, net to you in cash, without interest thereon. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The offer price is $13.75 per Share, net to you in cash, without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), and has unanimously determined that the Offer and the Merger are advisable and fair to and in the best interests of, the Company's stockholders and unanimously recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights expire at 12:00 Midnight, Eastern time, on Wednesday, October 11, 2000, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which would represent at least a majority of the Shares on a fully diluted basis (including without limitation all Shares issuable upon the conversion of any convertible securities or upon exercise of any options, warrants or other rights). The Offer is also subject to certain other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          ENGINEERING ANIMATION, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 13, 2000 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the Offer by UGS Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Unigraphics Solutions Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), including the related preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement (as defined in the Offer to Purchase), of Engineering Animation, Inc., a Delaware corporation, at a price of $13.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares of Common Stock to Be
Tendered*  ________________________________________


                                              --------------------------------------------------------
                                              --------------------------------------------------------
                                              Signature(s)
                                              --------------------------------------------------------
                                              Print Name(s)
Dated: ________, 2000                         --------------------------------------------------------
                                              --------------------------------------------------------
                                              Address(es)
                                              --------------------------------------------------------
                                              Area Code and Telephone Number
                                              --------------------------------------------------------
                                              Tax ID or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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